UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) June 27, 2021

QAD Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-22823	77-0105228
(State or other jurisdiction	(Commission	(IRS Employer Identification Number)
of incorporation)	File Number)

100 Innovation Place, Santa Barbara, California	93108
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code (805) 566-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value	QADA	NASDAQ Global Select Market
Class B Common Stock, $0.001 par value	QADB	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On June 27, 2021, QAD Inc. (the “Company” or “we”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Project Quick Parent, LLC (“Parent”), a limited liability company organized under the laws of Delaware, and Project Quick Merger Sub, Inc. (“Merger Sub”), a Delaware corporation and a direct, wholly owned subsidiary of Parent. Parent and Merger Sub are affiliates of a fund managed by Thoma Bravo, LLC (the “Thoma Bravo Fund”).

The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving as a wholly owned subsidiary of Parent. Subject to the terms and conditions set forth in the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each of the Company’s issued and outstanding shares of Class A Common Stock, par value $0.001 per share (“Class A Common Stock”) and Class B Common Stock, par value $0.001 per share (“Class B Common Stock” and, together with Class A Common Stock, the “Shares”) (other than (i) Shares issued and held by the Company or any of the Company’s direct or indirect wholly owned subsidiaries, and each Share of Company Common Stock that is owned by Parent, Merger Sub, or any of their respective direct or indirect wholly owned subsidiaries, in each case immediately prior to the Effective Time, (ii) the Rollover Shares (as defined below) and (iii) shares of the Company held by holders of such shares who have not voted in favor of the adoption of the Merger Agreement), will be converted automatically at the Effective Time into the right to receive from Parent $87.50 in cash per Share (the “Merger Consideration”), without interest, and the right to receive dividends and other distributions, in accordance with the terms and conditions set forth in the Merger Agreement.

In addition, concurrently and in connection with the Merger Agreement, Pamela M. Lopker, the Lopker Living Trust dated November 18, 2013 and the Estate of Karl F. Lopker (collectively, the “Lopker Entities”) and Project Quick Ultimate Parent, LP, a Delaware limited partnership and an affiliate of Parent (“Ultimate Parent”) entered into a Contribution and Exchange Agreement (the “Contribution Agreement”), wherein immediately prior to the Effective Time, the Lopker Entities will transfer and contribute certain Shares they own, beneficially and on the record, (the “Rollover Shares”) to Ultimate Parent, in exchange for certain securities of Ultimate Parent (or an affiliate thereof).

In addition, at the Effective Time:

•	each outstanding stock appreciation right granted pursuant to the Company stock incentive plan (each, a “Company SAR”), that is vested immediately prior to the Effective Time or that vests solely as a result of the consummation of the Merger (each, a “Vested Company SAR”), will be cancelled and automatically converted into the right to receive an amount in cash equal to the product of (A) the aggregate number of Shares subject to such Vested Company SAR multiplied by (B) the excess, if any, of the Merger Consideration over the applicable per share exercise price under such Vested Company SAR, subject to any required withholding of taxes. Amounts payable in respect of the cancelled Vested Company SARs will be paid promptly following the Effective Time (and in no case later than five days following the Effective Time);
•
each outstanding Company SAR award that is unvested as of immediately prior to the Effective Time that is not a Vested Company SAR (each, an “Unvested Company SAR”) will be cancelled and replaced with a right to receive an amount in cash, without interest, equal to the product of (A) the aggregate number of Shared subject to such Unvested Company SAR multiplied by (B) the excess, if any, of the Merger Consideration over the applicable per share exercise price under such Unvested Company SAR, and such amount will be payable in accordance with such Unvested Company SAR’s vesting terms;

•
each (i) restricted share unit granted pursuant to the Company stock incentive plan (each, a “Company RSU”) that is vested as of immediately prior to the Effective Time or that vests solely as a result of the consummation of the Merger (each, a “Vested Company RSU”) and (ii) restricted share unit granted pursuant to the Company stock incentive plan and whose vesting is conditioned in full or in part based on achievement of performance goals or metrics (each, a “Company PSU”) that is vested as of immediately prior to the Effective Time or that vests solely as a result of the consummation of the Merger (each, a “Vested Company PSU”) will be cancelled and automatically converted into the right to receive an amount in cash equal to the product of (A) the aggregate number of Shares subject to the Vested Company RSU and/or Vested Company PSU (with Company PSUs granted in 2019 earned based on actual performance achieved through the Effective Time and Company PSUs granted in 2021 deemed earned at 100% of target level of performance), multiplied by (B) the Merger Consideration, subject to any required withholding of taxes. Amounts payable in respect of the cancelled Vested Company RSUs and cancelled Vested Company PSUs will be paid promptly following the Effective Time (and in no case later than five days following the Effective Time);

•
each tranche of Company RSUs and Company PSUs that is outstanding as of immediately prior to the Effective Time that is not a Vested Company RSU or Vested Company PSU (the “Unvested Company RSUs and Unvested Company PSUs”) will be cancelled and replaced with a right to receive an amount in cash, without interest, equal to (A) the amount of the Merger Consideration multiplied by (B) the aggregate number of Shares subject to such Unvested Company RSUs and Unvested Company PSUs immediately prior to the Effective Time (with Company PSUs granted in 2019 earned based on actual performance achieved through the Effective Time and Company PSUs granted in 2021 deemed earned at 100% of target level of performance) (the “Cash Replacement Company RSU/PSU Amounts”);

•
for each tranche of cancelled Unvested Company RSUs and Unvested Company PSUs, fifty percent (50%) of the Cash Replacement Company RSU/PSU Amounts, subject to any required withholding of taxes, will be paid promptly following the Effective Time (and in no case later than five days following the Effective Time). The remaining 50% of the Cash Replacement Company RSU/PSU Amounts for each tranche of cancelled Unvested Company RSUs and Unvested Company PSUs will vest, subject to the holder’s continued service with the Parent and its affiliates (including the surviving Company and its subsidiaries) through the applicable vesting dates, subject to any required withholding of taxes, at the same time as the Unvested Company RSU and Unvested Company PSUs for which such Cash Replacement Company RSU/PSU Amount were exchanged, would have vested pursuant to their terms or upon an earlier qualifying termination of employment by the Company without cause or a resignation as a result of a constructive termination.

The closing of the Merger is subject to various customary conditions, including, among other things, (a) the adoption of the Merger Agreement by the affirmative vote or consent of holders of (i) a majority of the voting power of all outstanding Shares entitled to vote, voting as a single class and (ii) a majority of the voting power of all outstanding Shares, voting as a single class, that are not owned, beneficially or of record, by the Lopker Entities, their respective affiliates, or any executive officer or director of the Company, (b) the absence of any law or order of any Governmental Entity (as defined in the Merger Agreement) having jurisdiction over a party to the Merger Agreement prohibiting or making illegal the consummation of the Merger, (c) antitrust clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, 15 U.S.C. § 18a et seq., and the rules and regulations promulgated thereunder, and other approvals as required under foreign competition laws, (d) the representations and warranties made by each party being true and correct, subject to various qualifications, (e) each party having performed or complied in all material respects with covenants and agreements contained in the Merger Agreement, and (f) each party having received from the other party a certificate confirming the relevant conditions have been satisfied with respect to that party.

The Merger Agreement contains various customary representations, warranties and covenants, including, among others, covenants with respect to the conduct of the Company’s business prior to the Effective Time. Pursuant to the terms of the Merger Agreement, prior to the Effective Time, the Company is permitted to pay its regular quarterly dividend to its stockholders, as declared on June 21, 2021.

The Company has also agreed not to (a) solicit proposals relating to certain alternative transactions or (b) enter into discussions or negotiations or provide non-public information in connection with any proposal for an alternative transaction from a third party, subject to certain exceptions to permit the Company’s board of directors (the “Company Board”) to comply with its fiduciary obligations. The Company has also agreed to cease and cause to be terminated any existing discussions or negotiations, if any, with regard to certain alternative transactions. However, subject to satisfaction of certain conditions and under the circumstances specified in the Merger Agreement, the Company Board may change its recommendation either (i) in response to an intervening event, or (ii) in response to a bona fide alternative acquisition proposal that the Company Board determines constitutes a Company Superior Proposal, in each case, in accordance with the terms of the Merger Agreement.

The Merger Agreement includes a remedy of specific performance for Parent and, subject to certain conditions specified in the Merger Agreement, for the Company. The Merger Agreement also contains customary termination provisions for each of the Company and Parent.

Upon termination of the Merger Agreement, the Company will be required to pay Parent a termination fee of $59,000,000 in cash under specified circumstances, including termination (a) by the Company to accept and enter into a definitive agreement with respect to a Company Superior Proposal (as defined in the Merger Agreement), (b) by the Parent following a Company Change in Recommendation (as defined in the Merger Agreement), or (c) if, (i) prior to the termination of the Merger Agreement, a Company Acquisition Proposal (as defined in the Merger Agreement) is publicly submitted, publicly proposed, publicly disclosed or otherwise communicated to the Company Board prior to, and not withdrawn at the date of termination of the Merger Agreement, (ii) the Merger Agreement is terminated by the Company or Parent on or after January 30, 2022, subject to certain conditions, or terminated by the Company or Parent because stockholders of the Company do not adopt the Merger Agreement, or terminated by Parent because the Company has breached any of it representations, warranties, covenants or agreements set forth in the Merger Agreement, subject to certain conditions, and (iii) within twelve (12) months after the date the Merger Agreement is terminated, the Company consummates a Company Acquisition Proposal or enters into a definitive agreement providing for the consummation of a Company Acquisition Proposal (in which case, the termination fee is to be paid upon consummation of such Company Acquisition Proposal).

Upon termination of the Merger Agreement, Parent will be required to pay the Company a termination fee of $127,000,000 in cash under specified circumstances, including termination (a) by the Company due to (i) Parent’s breach of, or failure to perform its representations, warranties or obligations under the Merger Agreement or (ii) Parent’s failure to consummate the Merger at such time at which all of the applicable conditions to closing have been satisfied (subject to certain conditions) or (b) by the Parent or the Company if the transaction fails to close on or before January 30, 2022 and such failure is not caused by the party seeking termination, and the Company would have been otherwise entitled to terminate the Merger Agreement for either of the reasons set forth in clauses (i) and (ii) above.

Concurrently with the execution of the Merger Agreement, the Thoma Bravo Fund has entered into an equity commitment letter pursuant to which, among other things, it has committed to invest in Parent $1,626,900,000, to be used solely for the purpose of funding the Required Amount (as defined in the Merger Agreement) and the consummation of the transactions contemplated by and in accordance with the Merger Agreement, subject to the terms and conditions set forth therein. The Company is a third party beneficiary with respect to certain enforcement rights under the equity commitment letter. In addition, and also concurrently with the execution of the Merger Agreement, an affiliate of the Thoma Bravo Fund has entered into a limited guaranty, pursuant to which it has agreed, among other things, to guarantee the payment of Parent’s termination fee, as well as the payment to and reimbursement of the Company for certain other amounts and expenses.

The Merger and the Merger Agreement were unanimously recommended by the Special Committee to the Company Board, and thereafter approved unanimously by the Company Board (other than Ms. Lopker, who recused herself), and the Company Board has recommended that stockholders of the Company vote in favor of the approval and adoption of the Merger and the Merger Agreement.

The foregoing description of the Merger Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 hereto and incorporated herein by reference.

The Merger Agreement, and the foregoing description of the Merger Agreement, have been included to provide investors and our stockholders with information regarding the terms of the Merger. The assertions embodied in the representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement, were solely for the benefit of the parties to the Merger Agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by information in a confidential disclosure letter provided by the Company to Parent in connection with the signing of the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were made as of a specified date, may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders, or may have been used for the purpose of allocating risk between the parties to the Merger Agreement. Accordingly, the representations and warranties in the Merger Agreement should not be relied on by any persons as characterizations of the actual state of facts and circumstances about the Company, Parent or Merger Sub at the time they were made or otherwise, and information in the Merger Agreement should be considered in conjunction with the entirety of the factual disclosure about the Company in the Company’s public reports filed with the U.S. Securities and Exchange Commission (the “SEC”). Information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Support Agreement

On June 27, 2021, concurrently with the execution of the Merger Agreement, the Lopker Entities, who collectively beneficially own Shares representing approximately 67% of the voting power of the Company’s outstanding capital stock, entered into a Support Agreement with Parent and the Company (the “Support Agreement”), pursuant to which the Lopker Entities agreed, among other things, (i) to have counted as present for purposes of establishing a quorum and to vote her respective Shares in favor of the adoption of the Merger Agreement and the approval of the Merger, (ii) to have counted as present for purposes of establishing a quorum and to vote against any Company Acquisition Proposal and any other action that could reasonably be expected to materially impede, interfere with, delay or postpone the consummation of the Merger or other transactions contemplated by the Merger Agreement and (iii) not to transfer her Shares without the prior written consent of both Parent and the Company, subject, in each case, to the terms and conditions set forth therein. The Support Agreement will automatically terminate upon the earliest of (i) the Effective Time, (ii) the termination of the Merger Agreement in accordance with its terms, and (iii) upon the mutual agreement of the parties to the Support Agreement.

The foregoing description of the Support Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Support Agreement, which is filed as Exhibit 10.1 hereto, and is incorporated herein by reference.

Important Information for Investors and Stockholders

This communication is being made in respect of the proposed transaction involving the Company and Parent. In connection with the proposed transaction, the Company intends to file the relevant materials with the SEC, including a proxy statement on Schedule 14A. Promptly after filing its definitive proxy statement with the SEC, the Company will mail the definitive proxy statement and a proxy card to each stockholder of the Company entitled to vote at the special meeting relating to the proposed transaction. This communication is not a substitute for the proxy statement or any other document that the Company may file with the SEC or send to its stockholders in connection with the proposed transaction. The materials to be filed by the Company will be made available to the Company’s investors and stockholders at no expense to them and copies may be obtained free of charge on the Company’s website at www.qad.com. In addition, all of those materials will be available at no charge on the SEC’s website at www.sec.gov. Investors and stockholders of the Company are urged to read the proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed transaction because they contain important information about the Company and the proposed transaction.
The Company and its directors, executive officers, other members of its management and employees may be deemed to be participants in the solicitation of proxies of the Company stockholders in connection with the proposed transaction under SEC rules. Investors and stockholders may obtain more detailed information regarding the names, affiliations and interests of the Company’s executive officers and directors in the solicitation by reading the Company’s proxy statement for its 2020 annual meeting of stockholders, the Annual Report on Form 10-K for the fiscal year ended January 31, 2021, and the proxy statement and other relevant materials that will be filed with the SEC in connection with the proposed transaction when they become available. Information concerning the interests of the Company’s participants in the solicitation, which may, in some cases, be different than those of the Company’s stockholders generally, will be set forth in the proxy statement relating to the proposed transaction when it becomes available.

Forward-Looking Statements

All statements and assumptions in this communication that do not directly and exclusively relate to historical facts could be deemed “forward-looking statements.” Forward-looking statements are often identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “may,” “could,” “should,” “forecast,” “goal,” “intends,” “objective,” “plans,” “projects,” “strategy,” “target” and “will” and similar words and terms or variations of such. These statements represent current intentions, expectations, beliefs or projections, and no assurance can be given that the results described in such statements will be achieved. Forward-looking statements include, among other things, statements about the potential benefits of the proposed transaction; the prospective performance and outlook of the Company’s business, performance and opportunities; the ability of the parties to complete the proposed transaction and the expected timing of completion of the proposed transaction; as well as any assumptions underlying any of the foregoing. Such statements are subject to numerous assumptions, risks, uncertainties and other factors that could cause actual results to differ materially from those described in such statements, many of which are outside of the Company’s control. Important factors that could cause actual results to differ materially from those described in forward-looking statements include, but are not limited to, (i) uncertainties as to the timing of the proposed transaction; (ii) the risk that the proposed transaction may not be completed in a timely manner or at all; (iii) the possibility that competing offers or acquisition proposals for the Company will be made; (iv) the possibility that any or all of the various conditions to the consummation of the proposed transaction may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities (or any conditions, limitations or restrictions placed on such approvals); (v) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, including in circumstances that would require the Company to pay a termination fee or other expenses; (vi) the effect of the pendency of the proposed transaction on the Company’s ability to retain and hire key personnel, its ability to maintain relationships with its customers, suppliers and others with whom it does business, its business generally or its stock price; (vii) risks related to diverting management’s attention from the Company’s ongoing business operations; (viii) various risks related to health epidemics, pandemics and similar outbreaks, such as the COVID-19 pandemic, which may have material adverse effects on the Company’s business, financial position, results of operations and/or cash flows; (ix) adverse economic, market or geo-political conditions that may disrupt the Company’s business and cloud service offerings, including defects and disruptions in the Company’s services, ability to properly manage cloud service offerings, reliance on third-party hosting and other service providers, and exposure to liability and loss from security breaches; (x) uncertainties as to demand for the Company’s products, including cloud service, licenses, services and maintenance; (xi) the possibility of pressure to make concessions on pricing and changes in the Company’s pricing models; (xii) risks related to the protection of the Company’s intellectual property; (xiii) changes in the Company’s dependence on third-party suppliers and other third-party relationships, including sales, services and marketing channels; (xiv) changes in the Company’s revenue, earnings, operating expenses and margins; (xv) the reliability of the Company’s financial forecasts and estimates of the costs and benefits of transactions; (xvi) the Company’s ability to leverage changes in technology; (xvii) risks related to defects in the Company’s software products and services; (xviii) changes in third-party opinions about the Company; (xix) changes in competition in the Company’s industry; (xx) delays in sales; (xxi) timely and effective integration of newly acquired businesses; (xxii) changes in economic conditions in the Company’s vertical markets and worldwide; (xxiii) fluctuations in exchange rates; and (xxiv) other factors as set forth from time to time in the Company’s filings with the SEC, including its Annual Report on Form 10-K for the fiscal year ended January 31, 2021, as may be updated or supplemented by any subsequent Quarterly Reports on Form 10-Q or other filings with the SEC. Readers are cautioned not to place undue reliance on such statements which speak only as of the date they are made. The Company does not undertake any obligation to update or release any revisions to any forward-looking statement or to report any events or circumstances after the date of this communication or to reflect the occurrence of unanticipated events except as required by law.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger Agreement, dated as of June 27, 2021, by and among QAD Inc., Project Quick Parent, LLC and Project Quick Merger Sub, Inc..*

10.1	Support Agreement, dated as of June 27, 2021, by and among QAD Inc., Project Quick Parent, LLC, Pamela M. Lopker, the Lopker Living Trust dated November 18, 2013 and the Estate of Karl F. Lopker

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Pursuant to Item 601(b)(2) of Regulation S-K, certain schedules and similar attachments have been omitted. The registrant hereby agrees to furnish a copy of any omitted schedule or similar attachment to the SEC upon request.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QAD Inc.

Date: June 29, 2021	By: /s/ Daniel Lender
Daniel Lender
Chief Financial Officer